                                                                   EXHIBIT 10.10


                                PROMISSORY NOTE
                                ---------------

$292,000             Peace Dale, Rhode Island  August 14, 1994

          FOR VALUE RECEIVED, Alchemie Properties, LLC, a Rhode Island limited liability company, with a registered office at One Richmond Square, Providence, Rhode Island 02906, Attention: Robert C. Bruns ("Borrower") promises to pay to the order of Pro-Mark Holdings, Inc., a Delaware corporation, with offices at 33 North Road, P.O. Box 3704, Peace Dale, Rhode Island 02883 ("Lender"), the principal sum of Two Hundred Ninety Two Thousand Dollars ($292,000.00), together with interest on the unpaid balance of principal from the date of this Note until this Note is paid in full at the rate of ten percent (10%) per annum.

          Interest shall be payable monthly, in arrears, commencing September 1, 1994, and continuing on the 1st day of each month thereafter until December 1, 2004, at which time the entire unpaid principal balance of this Note and all interest due under this Note shall be due and payable in full.

          Borrower may prepay all or any portion of the unpaid principal balance at any time, and from time to time, without penalty. A prepayment of principal will not postpone the due date of any subsequent payment of interest or principal under this Note. All payments on this Note will be applied first to interest accrued as of the date of payment and then to principal.

          Both principal and interest are payable in lawful money of the United States of America and in immediately available funds at the address of Lender shown above or at such other address as the Lender or other holder of this Note may designate in writing.

          [This Note is secured by a Mortgage of even date on certain real property of the Borrower].

          Borrower will pay all costs and expenses, including reasonable attorney's fees, incurred by the holder in collecting this Note or foreclosing on the security for this Note, even if no legal proceeding is filed.

          Borrower waives presentment, notice of dishonor and protest.

          This Note will be construed and enforced in accordance with the laws of the State of Rhode Island, without resort to its conflict of laws rules.

          IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be executed by its duly authorized representative on the date first above written.


Witness:                      Alchemie Properties, LLC



/s/ Robert C. Bruns           /s/ E. David Corvese
- ----------------------------  -----------------------------------
                              E. David Corvese, Manager

                                      -2-